SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): February 10, 2004
                                                           -----------------


                            STRATEGIC ACQUISITIONS, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)





          Nevada                       0-28963                 13-3506506
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(State or other jurisdiction of     (Commission File         (I.R.S. Employer
        incorporation)                   Number)            Identification  No.)


                         355 South End Avenue, Suite 22-B
                                New York, New York                      10280
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                      (Address of principal executive offices)        (Zip Code)


Registrant's telephone number: (212) 750-3355
                               -------------------------------------------------


			5O East 42nd Street, Suite 1805
                                New York, New York                      10017
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         (Former name or former address, if changed since last report.)







Item 1.    Change in Control of Registrant.

     On February 10, 2004, two control shareholders of Strategic Acquisitions, Inc., a Nevada corporation (the "Company"), entered into a private Purchase and Sale Agreement to sell the majority of their holdings in the Company to an unaffiliated third party. Richard S. Kaye agreed to sell 437,333 shares and Victor E. Stewart agreed to sell 437,334 shares. John P. O'Shea agreed to purchase, with personal funds, the aggreggate of 874,667 restricted shares from the two sellers. Previously, Mr. O'Shea owned 30,700 shares. As a result of this transaction, Mr. O'Shea now owns 905,367 shares of the Company, or approximately 56.6% of outstanding shares. Mr. O'Shea is President of Westminster Securities Corporation, a full-service broker-dealer headquartered in New York City.

     As a result of this acquisition, effective February 11, 2004, the Company has added John P. O'Shea as President and as a director to replace Richard S. Kaye of the Company who resigned. In addition, Marika Xirouhakis has been appointed Secretary and a director to replace Victor E. Stewart of the Company who has resigned. Deborah A. Salerno shall retain her position as Vice President and Director, and has additionally been appointed Treasurer and Principal Financial Officer.


Item 4.  Changes in Registrant's Certifying Accountants.

	The Company engaged Beckstead and Watts, LLP ("BW") as its new independent accountants as of February 17, 2004. Prior to such date, the Company did not consult with BW regarding (i) the application of accounting principles,
(ii) the type of audit opinion that might be rendered by BW, or (iii) any other matter that was the subject of a disagreement between the Company and BW (as defined in Item 304 (a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304 (a)(1)(v) of Regulation S-K).



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 19, 2004

                            	By: /s/ John P. O'Shea
                            	----------------------
                            	John P. O'Shea
			    	President


			    	By:  /s/ Deborah A. Salerno
				---------------------------
				Deborah A. Salerno
				Vice President, Treasurer,
				Principal Financial Officer